Filed Pursuant to Rule 424(b)(5)
Registration No. 333-271189
PROSPECTUS SUPPLEMENT
(To Prospectus dated April 28, 2023)
TROIKA MEDIA GROUP, INC.
Up to $70,000,000
Common Stock
We have entered into an At Market Issuance Sales Agreement, or the sales agreement, with B. Riley Securities, Inc., or B. Riley Securities, relating to the sale of shares of our common stock, $0.001 par value per share, or common stock, offered by this prospectus supplement. In accordance with the terms of the sales agreement, under this prospectus supplement we may offer and sell shares of our common stock having an aggregate offering price of up to $70,000,000 from time to time through or to B. Riley Securities, acting as our agent or principal.
Our common stock is listed on The Nasdaq Capital Market under the symbol “TRKA.” On May 23, 2023, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.19 per share.
Sales of our common stock, if any, under this prospectus supplement may be made by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. B. Riley Securities is not required to sell any specific amount of common stock, but will act as our sales agent using commercially reasonable efforts to sell on our behalf all of the shares of our common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually-agreed terms between B. Riley Securities and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
B. Riley Securities will be entitled to compensation at a commission rate of up to 5.00% of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, B. Riley Securities will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of B. Riley Securities will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to B. Riley Securities with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. See “Plan of Distribution” beginning on page S-10 of this prospectus supplement for additional information regarding the compensation to be paid to B. Riley Securities.

Investing in our common stock involves a high degree of risk. You should read this prospectus supplement and the accompanying prospectus as well as the information incorporated herein and therein by reference carefully before you make your investment decision. See “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 5 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
B. Riley Securities
The date of this prospectus supplement is May 24, 2023.

TABLE OF CONTENTS
Prospectus Supplement
i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a shelf registration statement on Form S-3 (File No. 333-271189) that the Securities and Exchange Commission, or SEC, declared effective on May 23, 2023. This prospectus supplement describes the specific terms of the common stock we are offering and also adds to and updates information contained in the documents incorporated by reference into the accompanying prospectus and the documents incorporated by reference herein and therein. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into the accompanying prospectus or any document incorporated by reference therein that was filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference into this prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in, or incorporated by reference into this prospectus supplement, the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and B. Riley Securities has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”
We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any shares of common stock offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
When we refer to “Troika,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean Troika Media Group, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of common stock of the Company.
This prospectus supplement and the accompanying prospectus include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement or the accompanying prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information appearing elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because it is a summary, it may not contain all of the information that may be important to you.To understand this offering fully, you should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, and on page 5 of the accompanying prospectus and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement.
Company Overview
The Company is a professional services company that architects and builds enterprise value in consumer facing brands to generate scalable performance-driven revenue growth through customer acquisition. The Company delivers three solutions pillars that: CREATE brands and experiences and CONNECT consumers through emerging technology products and ecosystems to deliver PERFORMANCE-based measurable business outcomes.
Business Solutions Pillars
The Company now provides the three brand and customer acquisition solutions through one unified organization that has three core “Business Solutions Pillars”:
•Brand Building and Activation
•Marketing Innovations and Enterprise Technology
•Performance and Customer Acquisition
The Company’s Business Solutions are designed to be executed as standalone or integrated activations with a unified go-to-market approach.
The Company generates revenue principally from two material revenue streams: Managed Services and Performance Solutions.
The Company’s Managed Services are typically orientated around the management of a customer’s marketing, data, and/or creative program. The Company’s deliverables relate to the planning, designing, and activating of a solution program or set of work products. The Company executes this revenue stream by leveraging internal and external creative, technical or media-based resources, third party advertising technology solutions, proprietary business intelligence systems, data delivery systems, and other key services required under the terms of a scope of work with a client.
The Company’s Performance Solutions are typically orientated around the delivery of a predetermined event or outcome to a client. Typically, the revenue associated with the event (as agreed upon in a scope of work) is based on a click, lead, call, appointment, qualified event, case, sale, or other defined business metric. The Company engages in a myriad of consumer engagement tactics, digital and offline ecosystems, and customer acquisition methods to generate a consumer’s interest in a particular service or product.
Enterprise Organization
The Company is structured as a matrixed organization with four operational and business quadrants:
•Enterprise Planning and Operations
•Knowledge and Technical Services
•Client Acquisition and Thought Leadership

•Business Consulting Solutions
This matrix structure is capable of delivering a financially efficient organization that democratizes technical and planning resources.
Scale
We excel at generating highly scalable customer acquisition and retention programs in high value products and services cross several strategic sectors. The Company generates resilient enterprise brand value and revenues for its clients, having orchestrated thousands of mass scale campaigns and sales programs for some of the leading companies in the United States.
Sector Expertise
The Company’s expertise is in large consumer sectors including Insurance, Financial Services, Home Improvement, Residential Services, Legal, Professional Services, Media and Entertainment.
The Company’s Business Solutions are architected to service other sectors that have a B2C focus with a need for high lifetime value customers.
Corporate Information
We were incorporated in Nevada in December 2003. Our corporate headquarters are located at 25 West 39th Street, 6th Floor, New York, NY 10018, and our main telephone number is (212) 213-0111. Our website address is www.thetmgrp.com. The information on our website is not part of this prospectus supplement. We have included our website address as a factual reference and do not intend it to be an active link to our website.

THE OFFERING

Common stock	Shares of our common stock having an aggregate offering price of up to $70,000,000.

Common stock to be outstanding immediately after offering

Up to 781,542,224 shares, based on 413,121,171 shares of our common stock outstanding as of May 12, 2023 and assuming sales of 368,421,053 shares in this offering at an assumed offering price of $0.19 per share, which was the last reported sale price of our common stock on The Nasdaq Global Market on May 23, 2023. The actual number of shares issued will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur.

Plan of Distribution	“At the market offering” that may be made from time to time through or to the sales agent, B. Riley Securities. See “Plan of Distribution” on page S-10 of this prospectus supplement.

Use of Proceeds
We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, including working capital, operating expenses, capital expenditures, and we may use a portion of the net proceeds to satisfy contingent liabilities. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk Factors
Investing in our common stock involves a high degree of risk. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-5, as well as other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated herein or therein by reference before deciding to invest in our common stock.

Nasdaq Capital Market Symbol	“TRKA”

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before making a decision to invest in our common stock, you should carefully consider the risks described below and under “Part I, Item 1A. Risk Factors” contained in our most recent annual (or, if applicable, transitional) report on Form 10-K, as well as any amendments thereto, each of which is incorporated by reference into this prospectus supplement, together with other information in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we may authorize for use in connection with this offering.
Risks Related to This Offering
Even if this offering is successful, we may require additional capital in the future to pursue our business objectives and respond to business opportunities, challenges, or unforeseen circumstances.
Following this offering, we may need to raise additional capital, including debt capital, to fund operations in the future or to finance acquisitions. If we seek to raise additional capital in order to meet various objectives, including developing future products, increasing working capital, acquiring businesses, and responding to competitive pressures, capital may not be available on favorable terms or may not be available at all. Lack of sufficient capital resources could significantly limit our ability to take advantage of business and strategic opportunities. Any additional capital raised through the sale of equity or debt securities with an equity component would dilute our stock ownership. If adequate additional funds are not available, we may be required to delay, reduce the scope of, or eliminate material parts of our business strategy, including potential additional acquisitions or development of new technologies.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. In addition, contingent liabilities, such as current and future litigation, claims, regulatory proceedings, investigations and complaints, the outcome of which cannot be predicted, as well as the availability of insurance coverage may impact our liquidity position, the market price of our stock and planned uses of cash. The failure by our management to apply these funds effectively or our inability to use funds in accordance with expected business plans could have a material adverse effect on our business prospects, results of operation and financial condition, and cause the price of our common stock to decline. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing instruments.
It is not possible to predict the aggregate proceeds resulting from sales made under the sales agreement.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to B. Riley Securities at any time throughout the term of the sales agreement. The proceeds we receive after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with B. Riley Securities in any applicable placement notice and the demand for our common stock. Because the price per share of each share sold pursuant to the sales agreement will fluctuate over time, it is not currently possible to predict the number of shares of common stock that will be sold or the aggregate proceeds to be raised in connection with sales under the sales agreement.
You may experience dilution as a result of purchasing shares of this offering, or may experience future dilution as a result of future stock issuances or offerings.
To the extent the offering price per share exceeds our net tangible book value per share of common stock, purchasers in this offering will suffer immediate dilution in their investment. As of March 31, 2023, our net tangible book value per share was $(0.20) per share. To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share paid by any investor in this offering. We may sell or issue shares or other securities in any other offering or transaction at a price per share that is less than the price per share paid by any investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by any investor in this offering.
The common stock offered hereby will be sold in “at the market offerings” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.
The sale or issuance of a substantial number of shares of our common stock or other securities convertible into or exchangeable for our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may issue or sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings or transactions. We cannot predict the effect that future issuances of common stock or other equity-related securities would have on the market price of our common stock.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and any related free writing prospectus, including the information incorporated by reference herein and therein, contain or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” and similar terms. Forward-looking statements are not guarantees of future performance and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in Part I, Item 1A. of our Annual Reports on Form 10-K (including our Transition Report on Form 10-K/T for the transition period from July 1, 2022 to December 31, 2022) under the heading “Risk Factors.”
We qualify all of the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein by these cautionary statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus supplement. See “Where You Can Find More Information.”

USE OF PROCEEDS
The amount of proceeds from this offering will depend upon the number of shares of our common stock sold, if any, and the market price at which they are sold. Because we are not obligated to sell any shares in this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with B. Riley Securities as a source of financing.
We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital, operating expenses and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement, or to satisfy contingent liabilities. We may invest the net proceeds to us from the sale of securities offered hereby that are not used as described above in short-term, investment-grade, interest-bearing instruments.
This expected use of the net proceeds from this offering represents our intentions based on our current plans and business conditions, which could change in the future as our plans and business conditions evolve. Further, due to the uncertainties inherent in our business and our exposure to contingent liabilities, it is difficult to estimate with certainty the exact amounts, or the timing, of the net proceeds from this offering that may be used for the above purposes, if any. We cannot specify with certainty all of the particular uses for the remaining net proceeds to us from this offering.

DILUTION
If you invest in our common stock in this offering, your ownership interest may be diluted immediately to the extent of the public offering price per share exceeds the as adjusted unaudited pro forma net tangible book value per share of our common stock after this offering.
Our net tangible book value (deficit) as of March 31, 2023 was $(82.4) million, or $(0.20) per share. Net tangible book value (deficit) per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2023. Dilution with respect to net tangible book value (deficit) per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.
After giving effect to the sale of 368,421,053 shares of our common stock in this offering at an assumed offering price of $0.19 per share, the last reported sale price of our common stock on The Nasdaq Global Market on May 23, 2023, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value (deficit) as of March 31, 2023 would have been $(16.3) million, or $(0.02) per share. This represents an immediate increase in net tangible book value of $(0.18) per share to existing stockholders and immediate dilution of $0.14 per share to investors purchasing our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$0.19
Net tangible book value per share as of March 31, 2023	$(0.20)
Increase in net tangible book value per share attributable to the offering	$0.18
As adjusted net tangible book value per share as of , after giving effect to this offering		$(0.02)
Dilution per share to investors purchasing our common stock in this offering		$0.17
The above discussion and table are based on 413,121,171 shares of our common stock outstanding as of May 12, 2023.
In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or securities convertible or exchangeable into equity, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION
We have entered into a sales agreement with B. Riley Securities, under which we may offer and sell up to $70,000,000 of our shares of common stock from time to time through or to B. Riley Securities acting as agent or principal. Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act.
Each time we wish to issue and sell our shares of common stock under the sales agreement, we will notify B. Riley Securities of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price, below which sales may not be made. Once we have so instructed B. Riley Securities, unless B. Riley Securities declines to accept the terms of such notice, B. Riley Securities has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of B. Riley Securities under the sales agreement to sell our shares of common stock are subject to a number of conditions that we must meet.
The settlement of sales of shares between us and B. Riley Securities is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and B. Riley Securities may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay B. Riley Securities a commission rate of up to 5.0% of proposed maximum aggregate offering price of the aggregate gross proceeds we receive from each sale of our shares of our securities. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse B. Riley Securities for the fees and disbursements of its counsel, in an amount not to exceed $75,000, plus up to an additional $5,000 per quarter for ongoing diligence expenses relating to this offering. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to B. Riley Securities under the terms of the sales agreement, will be approximately $0.4 million.
The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
In connection with the sale of our shares of common stock on our behalf, B. Riley Securities will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of B. Riley Securities will be deemed to be underwriting commissions or discounts. We have agreed to indemnify B. Riley Securities against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments B. Riley Securities may be required to make in respect of such liabilities.
This offering of shares of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein. We and B. Riley Securities may each terminate the sales agreement at any time upon five days’ prior notice.
This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement will be filed as an exhibit to a current report on Form 8-K under the Exchange Act and will be incorporated by reference in this prospectus supplement.
B. Riley Securities and its affiliates are currently, and may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, B. Riley Securities may actively trade our securities for its own account or for the accounts of customers, and accordingly, B. Riley Securities may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by B. Riley Securities, and B. Riley Securities may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS
The validity of the common stock offered by this prospectus supplement has been passed upon by Brownstein Hyatt Farber Schreck, LLP. B. Riley Securities is being represented in connection with this offering by Duane Morris LLP.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated in this prospectus supplement by reference to the Company’s transition report on Form 10-K/T for the transition period from July 1, 2022 to December 31, 2022 have been so incorporated in reliance on the report of RBSM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus supplement, over the Internet at the SEC’s website at http://www.sec.gov.
This prospectus supplement and the accompanying prospectus do not contain all the information in the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website, as provided above.
Our website address is www.thetmgrp.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K (including any Transition Report on Form 10-K/T); our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE
This prospectus supplement incorporates by reference important business and financial information about our Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus supplement, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in or omitted from this prospectus supplement or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference:
•Our Transition Report on Form 10-K/T for the transition period from July 1, 2022 to December 31, 2022, filed on March 7, 2023 (as amended by Amendment No. 1 and Amendment No. 2) thereto filed with the SEC on April 14, 2023 and May 15, 2023, respectively).
•Our Quarterly Report on Form 10-Q for the period from January 1, 2023 to March 31, 2023, filed on May 15, 2023 with the SEC.
•Our Current Reports on Form 8-K, filed on January 19, 2023, February 6, 2023, February 10, 2023, February 16, 2023, March 7, 2023 (with respect to item 9.01), March 21, 2023, April 6, 2023, April 11, 2023, May 5, 2023, May 17, 2023, and May 18, 2023.
We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or telephoning us at the following address or phone number:
Troika Media Group, Inc.
25 West 39th Street, 6th Floor
New York, NY 10018
investorrelations@troikamedia.com
(212) 213-0111

TROIKA MEDIA GROUP, INC.
Up to $70,000,000
Common Stock

PROSPECTUS SUPPLEMENT

B. Riley Securities
May 24, 2023